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                                  [LETTERHEAD]


                                                                    EXHIBIT 5.1



May 5, 1998


QualMark Corporation
1329 W. 121st Avenue
Denver, CO  80234

Ladies and Gentlemen:

We have acted as counsel to QualMark Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") registering under the Securities Act of 1933, as amended, an aggregate of 180,000 shares (the "Shares") of common stock of the Company, no par value. As such, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, Bylaws, and minutes of meetings of the Company's Board of Directors.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable securities of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus which is made a part of the Registration Statement.

Very truly yours,


CHRISMAN, BYNUM & JOHNSON, P.C.


/s/ David J. Cook
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    David J. Cook